                          ONYX ACCEPTANCE CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  Exhibit 11.1

                                               FOR THE YEAR ENDED DECEMBER 31,
                                        -------------------------------------------
                                           1996             1995           1994
                                        ----------      -----------     -----------
PRIMARY:
Net Income (loss) attributable
  to common stock                       $7,671,826      $(3,762,960)    $(4,081,298)
                                        ==========      ===========     ===========
Shares as adjusted:
Weighted average common shares
  outstanding                            5,159,181        2,241,454       2,158,779
Incremental shares from outstanding
  stock options and warrants as
  determined under the treasury
  stock method                             541,334           16,647          96,081
                                        ----------      -----------     -----------
Shares as adjusted                       5,700,515        2,258,101       2,254,860
                                        ==========      ===========     ===========
Net income (loss) per share             $     1.35      $     (1.67)    $     (1.81)
                                        ==========      ===========     ===========
FULLY DILUTED:
Net Income (loss)
  attributable to common stock          $7,671,826      $(3,762,960)    $(4,081,298)
                                        ==========      ===========     ===========
Shares as adjusted:
Weighted average common shares
  outstanding                            5,159,181        2,241,454       2,158,779
Incremental shares from outstanding
  stock options and warrants as
  determined under the treasury
  stock method                             541,334           16,647          96,081
                                        ----------      -----------     -----------
Shares as adjusted                       5,700,515        2,258,101       2,254,860
                                        ==========      ===========     ===========
Net income (loss) per share             $     1.35      $     (1.67)    $     (1.81)
                                        ==========      ===========     ===========